Certificate of Amendment

                                       of

                          CERTIFICATE OF INCORPORATION

                                      -of-

                             HARDINGE BROTHERS, INC.


                                Under Section 805
                        of the Business Corporation Law.



          We, the undersigned, Robert E. Agan, President, and Bela C. Tifft, Secretary, of Hardinge Brothers, Inc., do hereby certify as follows:

          1. The name of the corporation is Hardinge Brothers, Inc.

          2. The corporation is a consolidation of Morrison Machine Products, Inc., whose Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on December 14, 1925, and Hardinge Brothers, Inc., whose Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on March 3, 1931. The Certificate of Consolidation, pursuant to Section 86 of the New York Stock Corporation Law, was filed in the office of the Secretary of State of the State of New York on December 24, 1937. On May 19, 1987, pursuant to Section 807 of the Business Corporation Law, a Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York.

          3. The corporation's Certificate of Incorporation is hereby amended to increase the aggregate number of shares of Class A Common stock of the par value of $5.00 per share which the corporation is authorized to issue from 1,200,000 shares of Class A Common stock of the par value of $5.00 each to 3,000,000 shares of Class A Common stock of the par value of $5.00 each and to increase the aggregate number of shares of Class B Common stock of the par value of $5.00 per share which the corporation is authorized to issue from 1,500,000 shares of Class B Common stock of the par value of $5.00 each to 3,000,000 shares of Class BA Common stock of the par value of $5.00 each and for this purpose, Article 3 of the Certificate of Incorporation is hereby amended to read as follows:

          3. The amount of capital stock which the corporation is hereafter to have is Thirty Million Dollars ($30,000,000) to consist of Six Million (6,000,000) shares of common stock of the par value of Five Dollars ($5.00) each.

          The common shares shall be divided into two classes, one to be known as "Class A Common" and to consist of Three Million (3,000,000) shares and the other to be known as "Class B Common" and to consist of Three Million (3,000,000) shares.

          4. The corporation's Certificate of Incorporation is hereby further amended to add an Article 11 thereto reading as follows:

          11. Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for damages for any breach of duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Business Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article 11 by the stockholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          5. These amendments of the Certificate of Incorporation were authorized by vote of the Board of Directors, followed by vote of the holders of a majority of all outstanding shares of Class A Common stock and Class B Common stock entitled to vote thereon at a meeting of stockholders held on May 17, 1988.

          IN WITNESS WHEREOF, we have signed this Certificate this 27th day of May, 1988.

                                        s/Robert E. Agan
                                        ---------------------------------------
                                                     Robert E. Agan,
                                                        President.

                                        s/Bela C. Tifft
                                        ---------------------------------------
                                                      Bela C. Tifft,
                                                        Secretary.

State of New York, )
                   : ss.
County of Chemung. )

          Robert E. Agan, being duly sworn, deposes and says that he is the President of Hardinge Brothers, Inc., the corporation described in the foregoing Certificate; that he has read the foregoing Certificate and knows the contents thereof and that the same is true to the knowledge of deponent.


                                        s/Robert E. Agan
                                        ---------------------------------------
                                                     Robert E. Agan,
                                                        President.

Sworn to before me this

27th day of May, 1988.


s/J. Park Poerio
- ----------------------------------
          Notary Public.

State of New York, )
                   : ss.
County of Chemung. )

          Bela C. Tifft, being duly sworn, deposes and says that he is the Secretary of Hardinge Brothers, Inc., the corporation described in the foregoing Certificate; that he has read the foregoing Certificate and knows the contents thereof and that the same is true to the knowledge of deponent.


                                        s/Bela C. Tifft
                                        ---------------------------------------
                                                     Bela C. Tifft,
                                                       Secretary.

Sworn to before me this

27th day of May, 1988.


s/J. Mark Poerio
- ----------------------------------
          Notary Public.